Exhibit 99.28(l)

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT is entered into as of the __ day of ______ 2026, between Investment Managers Series Trust II, a statutory trust organized and existing under the laws of Delaware (the "Trust") on behalf of the AXS Tradr ETFs (the “Funds”), and ______________________________ (the "Purchaser").

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. PURCHASE AND SALE OF THE SHARES

1.1 SALE AND ISSUANCE OF SHARES. Subject to the terms and conditions of this Agreement, the Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, shares of beneficial interest of the Fund (the “Shares”), par value $0.01, in amounts and at the prices set forth below with respect to each class:

	Fund	Shares of beneficial interest	Price Per Share	Aggregate Purchase Price
1.	Tradr 2X Long Quantinuum Daily ETF
2.	Tradr 2X Short Quantinuum Daily ETF
3.	Tradr 2X Long ADI Daily ETF
4.	Tradr 2X Long AXTI Daily ETF
5.	Tradr 2X Long CPNG Daily ETF
6.	Tradr 2X Long MPWR Daily ETF
7.	Tradr 2X Long PDYN Daily ETF
8.	Tradr 2X Long SIDU Daily ETF
9.	Tradr 2X Long STX Daily ETF
10.	Tradr 2X Long TER Daily ETF
11.	Tradr 2X Long TTMI Daily ETF
12.	Tradr 2X Long YSS Daily ETF
13.	Tradr 2X Short CRML Daily ETF
14.	Tradr 2X Short LITE Daily ETF
15.	Tradr 2X Short MARA Daily ETF
16.	Tradr 2X Short ONDS Daily ETF
17.	Tradr 2X Short RDW Daily ETF
18.	Tradr 2X Short SNDK Daily ETF
19.	Tradr 2X Short STX Daily ETF
20.	Tradr 2X Short USAR Daily ETF
21.	Tradr 2X Short UUUU Daily ETF
22.	Tradr 2X Short WDC Daily ETF
23.	Tradr 2X Long Kraken Daily ETF
24.	Tradr 2X Long Cerebras Daily ETF
25.	Tradr 2X Long Anduril Daily ETF
26.	Tradr 2X Long Plaid Daily ETF
27.	Tradr 2X Long Ledger Daily ETF
28.	Tradr 2X Short Kraken Daily ETF
29.	Tradr 2X Short Cerebras Daily ETF
30.	Tradr 2X Short Anduril Daily ETF
31.	Tradr 2X Short Plaid Daily ETF
32.	Tradr 2X Short Ledger Daily ETF

	Fund	Shares of beneficial interest	Price Per Share	Aggregate Purchase Price
33.	Tradr 2X Long Applied Intuition Daily ETF
34.	Tradr 2X Long Dataiku Daily ETF
35.	Tradr 2X Long Celonis Daily ETF
36.	Tradr 2X Short Applied Intuition Daily ETF
37.	Tradr 2X Short Dataiku Daily ETF
38.	Tradr 2X Short Celonis Daily ETF
39.	Tradr 2X Long CIEN Daily ETF
40.	Tradr 2X Long FANG Daily ETF
41.	Tradr 2X Long FN Daily ETF
42.	Tradr 2X Long FTAI Daily ETF
43.	Tradr 2X Long IBRX Daily ETF
44.	Tradr 2X Long LASR Daily ETF
45.	Tradr 2X Long LHX Daily ETF
46.	Tradr 2X Long LNG Daily ETF
47.	Tradr 2X Long LSCC Daily ETF
48.	Tradr 2X Long MKSI Daily ETF
49.	Tradr 2X Long OWL Daily ETF
50.	Tradr 2X Long Q Daily ETF
51.	Tradr 2X Long RMBS Daily ETF
52.	Tradr 2X Long SWMR Daily ETF
53.	Tradr 2X Long TE Daily ETF
54.	Tradr 2X Long TSEM Daily ETF
55.	Tradr 2X Long VLO Daily ETF
56.	Tradr 2X Short AAOI Daily ETF
57.	Tradr 2X Short ORCL Daily ETF
58.	Tradr 2X Short OWL Daily ETF
59.	Tradr 2X Long SK Hynix Daily ETF
60.	Tradr 2X Short SK Hynix Daily ETF

The aggregate proceeds for the Shares to be paid by Purchaser to the Trust hereunder shall be $___________.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser hereby represents and warrants to, and covenants for the benefit of, the Trust that:

2.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made by the Trust with the Purchaser in reliance upon the Purchaser's representation to the Trust, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Shares are being acquired for investment for the Purchaser's own account, and not as a nominee or agent and not with a view to the resale or distribution by the Purchaser of any of the Shares, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares, in either case in violation of any securities registration requirement under applicable law, but subject nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

2.2 INVESTMENT EXPERIENCE. The Purchaser acknowledges that it can bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business matters (and particularly in the business in which the Trust operates) as to be capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act.

2.3 RESTRICTED SECURITIES. The Purchaser understands that the Shares are characterized as "restricted securities" as defined in paragraph (a)(3) of Rule 144 under the Securities Act of 1933 (the “1933 Act”) inasmuch as they are being acquired from the Trust in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the 1933 Act only in certain circumstances. In this connection, the Purchaser represents that it understands the resale limitations imposed by the 1933 Act and is generally familiar with the existing resale limitations imposed by Rule 144 thereunder.

2.4 FURTHER LIMITATIONS ON DISPOSITION. The Purchaser further agrees not to make any disposition directly or indirectly of all or any portion of the Shares unless and until:

(a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) The Purchaser shall have furnished the Trust with an opinion of counsel, reasonably satisfactory to the Trustees, that such disposition will not require registration of such Shares under the 1933 Act.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTMENT MANAGERS SERIES TRUST II

By:
Name:
Title:

[PURCHASER NAME]

By:
Name: